CERTIFICATE OF INCORPORATION

                                       OF

                              THINKING TOOLS, INC.

         FIRST. The name of the corporation is Thinking Tools, Inc.

         SECOND. The address, including street, number, city and county of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

         THIRD. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. Authorized Shares.

                   A. The aggregate number of shares which the Corporation shall have authority to issue is 23,000,000, consisting of twenty million (20,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and 3,000,000 shares of undesignated Preferred Stock, par value $.001 per share (the "Preferred Shares").

                   B. Authority is hereby expressly granted to the Board of Directors of the Corporation (or a committee thereof designated by the Board of Directors pursuant to the by-laws of the Corporation, as from time to time amended (the "By-Laws")) to issue the Preferred Shares from time to time as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         FIFTH. The name and mailing address of the incorporator is Stephen H. Kay, Esq., Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176.

         SIXTH. Election of directors need not be by written ballot.

         SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the


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manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EIGHTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation except as and to the extent provided in the By-Laws.

         NINTH. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the act that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article NINTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                   B. The right to indemnification conferred in Paragraph A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article NINTH or otherwise.


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                   C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Article NINTH shall be contract rights. If a claim under Paragraph A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise, shall be on the Corporation.

                   D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                   E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

                   F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.


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                   G. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         TENTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article TENTH, and neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article TENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

         ELEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of

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the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 8th day of August, 1996.

                                              /s/ Stephen H. Kay
                                              ----------------------------------
                                              Stephen H. Kay, Sole Incorporator


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THINKING TOOLS, INC.

            Pursuant to the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware ("DGCL"), Thinking Tools, Inc. (the "Corporation"), a corporation organized and existing under the DGCL.

DOES HEREBY CERTIFY:
      FIRST:      That the Corporation was originally incorporated in Delaware under the name Thinking Tools, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 8, 1996.

      SECOND:     The Certificate of Incorporation is hereby amended to change the name of the Corporation from Thinking Tools, Inc. to GVI Security Solutions, Inc., by amending Article FIRST of the Certificate of Incorporation to read in its entirety as follows:

            "FIRST. The name of the Corporation is GVI Security Solutions, Inc."

      THIRD: The Certificate of Incorporation is hereby amended to increase the total number of shares common stock, par value $.001 per share ("Common Stock") that the Corporation shall be authorized to issue from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares, by amending subparagraph A of Article FOURTH of the Certificate of Incorporation to read in its entirety as follows:

                "FOURTH. Authorized Shares.

               A. The aggregate number of shares which the Corporation shall have authority to issue is seventy-eight million (78,000,000), consisting of seventy-five million (75,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock") and three million (3,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Shares")."


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      FOURTH: The Certificate of Incorporation is hereby amended to effect a one-for-65 reverse stock split of the Common Stock, such that 65 shares of Common Stock outstanding will automatically be converted into one share of Common Stock, by inserting the following as Article FOURTH, subparagraph C immediately following Article FOURTH, subparagraph B:

               "C. Effective as of the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation containing the provisions of this subparagraph C (the "Reverse Split Effective Time"), the then outstanding shares of Common Stock (the "Outstanding Shares") shall automatically and without further action be consolidated and combined into a lesser number of shares of Common Stock ("Resulting Shares"), without any change in the par value of the Common Stock, so as to effect a one-for-65 reverse split of the Outstanding Shares (the "Reverse Stock Split") whereby for every 65 Outstanding Shares held by any one beneficial owner there shall be and remain one Resulting Share. The excess of the par value of the Outstanding Shares over the par value of the Resulting Shares shall be credited to additional paid-in capital. From and after the Reverse Split Effective Time, all certificates that formerly evidenced Outstanding Shares shall evidence instead the appropriate reduced number of Resulting Shares, except that if any beneficial owner of Outstanding Shares would be entitled by reason of the Reverse Stock Split to receive a fractional Resulting Share, such owner shall receive a whole share in lieu of such fractional Resulting Share, and such whole share shall be deemed for all purposes to be a validly issued, fully-paid and nonassessable share of Common Stock."

      FIFTH: This Certificate of Amendment to the Certificate of Incorporation of the Corporation was authorized by written consent of all of the directors and the majority of stockholders of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 12th day of April, 2004.

                       THINKING TOOLS, INC.

                       By:  /s/ Nazzareno Paciotti
                            ----------------------------------------------------
                            Name:  Nazzareno Paciotti
                            Title:  Chief Executive and Chief Financial Officer